Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated December 16, 2024, with respect to the consolidated financial statements of Pitanium Limited, as of and for the years ended September 30, 2024 and 2023 in this Registration Statement on Form F-1 and the related Prospectus of Pitanium Limited filed with the Securities and Exchange Commission.

Singapore, Singapore
February 14, 2025

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